Exhibit 10.3

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                                                         Pentegra Services, Inc.












                               GASTON FEDERAL BANK
               EMPLOYEES' SAVINGS & PROFIT SHARING PLAN AND TRUST







                            Summary Plan Description





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                                 plan highlights

Understanding your 401(k) plan

Who can participate.
Participation in the Plan is open to all employees who have completed 3 months of continuous employment (during which at least 250 hours have been completed).

How the plan works.
You elect to defer a certain percentage of your salary. That amount is then taken out of your paycheck each payday and placed in your plan account. So, if you are paid weekly and earn $400 a week, and elect to defer 5% of your pay, translated into dollars, $20 would be deducted out of your check and placed in your plan account. Your account continues to grow on a tax-deferred basis, until you withdraw money from the plan.

How are contributions deducted.
Contributions are automatically deducted from your salary each pay period. You pay no federal income tax on your deferrals until you withdraw money from the plan. Similarly, no current income tax is due on any employer matching contributions.

How much can you contribute.
You can save between 1% and 15% of salary, (subject to the 2001 IRS maximum of $10,500 on a pretax basis). As an incentive, Gaston Federal Bank will match 50% of the first 6% that you save. That means for every $1.00 that you save, up to 6% of salary, your employer will match .50c. The total of employee and employer contributions allocated to your account may not exceed the lesser of 25% of total compensation or $35,000 annually. You may change your contribution rate as often as once per contribution reporting period.

Rollovers.
You may make a rollover contribution of an eligible rollover distribution from any other Internal Revenue Service Qualified retirement plan or an individual retirement arrangement (IRA) if such arrangement only contains a prior IRS Qualified plan distribution. These funds will be maintained in a separate rollover account in which you will have a nonforfeitable vested interest. Please note that you may establish a "rollover" account within the Plan prior to satisfying the Employer's eligibility requirements. However, the establishment of a "rollover" account prior to satisfying such eligibility will not constitute active membership in the Plan.

Vesting.
Vesting refers to your right to receive a benefit from the Plan. You are always 100% vested in your contributions to the Plan, plus the earnings they generate. The employer contributions, plus any earnings are vested according to the following schedule.



                 Years of Vesting Service             Vested Percentage
             ------------------------------   -------------------------------
                      Less than 3                           0%
                      3 or more                           100%


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                            SUMMARY PLAN DESCRIPTION
                                       for
                               GASTON FEDERAL BANK
                            Gastonia, North Carolina
                                 August 1, 2001




                             PENTEGRA SERVICES, INC.
                            108 Corporate Park Drive
                             White Plains, NY 10604





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To Participating Employees of Gaston Federal Bank:

We are pleased to present this booklet so that you may better understand and appreciate the benefit which is provided by your employer by establishing the Gaston Federal Bank Employees' Savings & Profit Sharing Plan and Trust (the "Plan").

The Plan enables you to save and invest on a regular, long term basis. All contributions to the Plan (a defined contribution plan) are paid to the Trustee to be invested in the investment options offered under the Plan. An individual account is maintained for each member. Under certain conditions, a member may make withdrawals or loans from his account based on its market value.

The Plan offers federal income tax advantages. The employee does not pay taxes on employer contributions or investment income until he/she withdraws them. An employer subject to income tax may deduct its contributions.

This booklet highlights the main features of the Plan. The Plan and Trust contain the governing provisions and should be consulted as official text in all cases. If there is any conflict between this booklet (Summary Plan Description) and the Plan Document, the Plan Document will control.


                                                   Your Employer,
                                                   Gaston Federal Bank




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                            SUMMARY OF YOUR BENEFITS

ELIGIBILITY                You will be eligible for membership in the Plan on
                           the first day of the month coincident with or next following the date you complete 3 months of employment.

PLAN SALARY                Plan  Salary is defined as your basic  salary rate
                           plus commissions to the extent that your basic salary plus commissions do not exceed $80,000. In addition, any pre-tax contributions which you make to an Internal Revenue Code Section 401(k) plan as well as pre-tax contributions to a Section 125 cafeteria plan and, unless the employer elects otherwise, Qualified Transportation Fringe benefits as defined under Section 132(f) of the Internal Revenue Code, are included in Plan Salary.

PLAN                       Employee - You may elect to make a contribution of
CONTRIBUTIONS              1%, 2%, 3% ,4%, 5%, 6%, 7%, 8%, 9%, 10%, 11%, 12%,
                           13%,14% or 15% of Plan Salary.

                           Employer -Your employer will contribute an amount equal to 50% of your contribution to the Plan.

                           The above percentage rate shall apply to only the first 6% of your Plan Salary (see "Plan Salary" section of this booklet).

                                               Illustration
                                               ------------
                             Employee Contribution      Employer Matching
                                    Rate                  Contribution
                             ---------------------      -----------------
                                     1%                        0.5%
                                     2%                        1.0%
                                     3%                        1.5%
                                     4%                        2.0%
                                     5%                        2.5%
                                  6-15%                        3.0%

                           Please refer to the "Making Withdrawals From Your Account" section of this booklet to determine if there are any restrictions on employer contributions on account of a withdrawal.

VESTING Generally, you will be 100% vested in any employer contributions after 3 years of employment. You are always 100% vested (i.e., you will not give up any units when you terminate employment) in any contributions you make to the Plan.

LOANS You may take a loan from your account and pay your account back with interest. Please refer to the "Borrowing From Your Account" section of this booklet to determine how you may take a loan from your account.

WITHDRAWALS                While you are working, you may withdraw all or part
                           of your vested account balance subject to certain limitations. You may also make withdrawals from your account after termination of employment.

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DISABILITY                 If you are disabled, you will be entitled to the same
                           withdrawal rights as if you had terminated employment.

DEATH If you die before the value of your account is paid to you, your beneficiary may receive the full value of your account or may defer payment within certain limits. If you are married, your spouse will be your beneficiary unless your spouse consents in writing to the designation of a different beneficiary.



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                                TABLE OF CONTENTS

Determining Your Eligibility...................................................1

Reenrollment...................................................................1

Making Contributions to the Plan...............................................1

       o      Plan Contributions...............................................1

       o      Allocation of Contributions......................................1

       o      Rollovers........................................................2

       o      Plan Salary......................................................2

Investing Your Account.........................................................2

       o      Investment of Contributions......................................2

       o      Valuation of Accounts............................................3

       o      Reporting to Members.............................................3

Vesting........................................................................3

Making Withdrawals From Your Account...........................................4

       o      Upon Termination of Employment...................................5

       o      Upon Disability..................................................5

       o      Upon Death.......................................................5

Borrowing From Your Account....................................................6

Plan Limitations...............................................................7

Top Heavy Information..........................................................7

Disputed Claims Procedure......................................................8

Qualified Domestic Relations Orders ("QDROs")..................................8
Statement of Member's Rights...................................................8
Plan Information..............................................................10



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                          DETERMINING YOUR ELIGIBILITY


EMPLOYEE                   You  will be eligible for membership in the Plan on
ELIGIBILITY                the first day of the month coincident with or next
                           following the date you complete 3 months of employment. In order for you to complete 3 months of employment, you must complete at least 250 hours of employment in a 3 consecutive month period. The initial 3 consecutive month period is measured from your employment, and (if you do not complete at least
                           250 hours of employment in such period) subsequent 3 month periods are measured.

                           In counting hours, you will be credited with an hour of employment for every hour you have a right to be paid. This includes vacation, sick leave, jury duty, etc., and any hours for which back pay may be due.

                           You will become a member as soon as a properly executed enrollment application is received and processed by Pentegra Services, Inc. Your membership will continue until the earlier of (a) your termination of employment and payment to you of your entire account or (b) your death.

REENROLLMENT               If you terminate employment and are subsequently
                           reemployed by the same employer, you will be eligible for immediate reenrollment.


                        MAKING CONTRIBUTIONS TO THE PLAN


PLAN                       Employee-You may elect to make pre-tax contributions
CONTRIBUTIONS              of 1%, 2%, 3%, 4%,5%, 6%, 7%, 8%, 9%, 10%, 11%, 12%,
                           13%, 14% or 15% of Plan Salary (See Plan Salary" section of this booklet). You may elect not to make any contributions. You may change the rate at which you are contributing one time in any pay period. You may suspend your contributions at any time, but suspended contributions may not be subsequently made up.

                           Employer-Your employer will contribute an amount equal to 50% of your contribution to the Plan.

                           The above percentage rate shall apply to only the first 6% of your Plan Salary (see "Plan Salary" section of this booklet).

                           Please refer to the "Making Withdrawals From Your Account" section of this booklet to determine if there are any restrictions on employer contributions on account of withdrawal.

ALLOCATION OF              Your employer has an account for each member. All of
CONTRIBUTIONS              your own contributions and all employer contributions
                           will be allocated to this account. The total of the value of your account represents your interest in the Plan.

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                           Internal Revenue Service Nondiscrimination Rules

                           If you are a highly compensated employee, a portion of your contributions and/or employer contributions, made on your behalf, if any, may have to be returned to you in order to comply with special Internal Revenue Service (IRS) nondiscrimination rules (See "Plan Limitations" section of this booklet for other limitations). In general, effective for years beginning after December 31, 1996, a highly compensated employee is an employee who:

                           (a) was a 5% owner at anytime during the current or preceding year, or

                           (b) received annual compensation from the employer
                               for the preceding year in excess of $85,000
                               (indexed for cost-of-living adjustments, if any).

ROLLOVERS                  You may make a rollover  contribution  of an eligible
                           rollover distribution from any other Internal Revenue
                           Service  qualified  retirement  plan or an individual
                           retirement  arrangement  (IRA).  These  funds will be
                           maintained  in a separate  rollover  account in which
                           you  will  have  a  nonforfeitable  vested  interest.
                           Please  note  that  you may  establish  a  "rollover"
                           account  within  the  Plan  prior to  satisfying  the
                           Employer's  eligibility  requirements.  However,  the
                           establishment  of  a  "rollover"   account  prior  to
                           satisfying  such   eligibility  will  not  constitute
                           active membership in the Plan.

PLAN SALARY                Plan Salary is defined as your basic salary rate plus
                           commissions to the extent that your basic salary plus
                           commissions do not exceed $50,000.  In addition,  any
                           pre-tax  contributions  which you make to an Internal
                           Revenue Code  Section  401(k) plan as well as pre-tax
                           contributions  to a Section 125  cafeteria  plan and,
                           unless  the  employer  elects  otherwise,   Qualified
                           Transportation   Fringe  benefits  as  defined  under
                           Section 132(f) of the Internal Revenue Code, are included in Plan Salary. However, Plan Salary for any year may not exceed $170,000 for 2001 (indexed for cost-of-living adjustments).

                             INVESTING YOUR ACCOUNT

INVESTMENT OF              Contributions  are invested at your  direction in one
CONTRIBUTIONS              or more of the  investment  funds provided under your
                           Plan. These funds are described in greater detail in your enrollment kits.

                           Contributions made by you are invested at your direction in one or more of these funds in whole percentages. You may apply different investment instructions to amounts already accumulated as opposed to future contributions. Certain restrictions may apply. Changes in investment instructions may be made by submitting a properly completed form or by using Pentegra by Phone, the Pentegra Voice Response System. You may access Pentegra by Phone by calling 1-800-433-4422.

                           Any changes made by using Pentegra by Phone which are received by Stock Market Closing (usually 4 p.m. Eastern Time) will be processed at the business day's closing price. Transaction changes received after Stock Market Closing will be processed on the next business day. Your plan allows for a change of investment allocation on a daily basis.

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                           Investment  changes  made by  submitting  a form  are
                           effective on the valuation date (see "Valuation of Accounts" section of this booklet) on which your written notice is processed.

                           No amounts invested in the Stable Value Fund may be transferred directly to the Money Market Fund. Stable Value fund amounts transferred to and invested in any of the other funds provided under the Plan for a period of three months may be transferred to the Money Market Fund upon the submission of a separate Change of Investment form.

                           If no investment direction is given, all contributions credited to a participant's account will be invested in the Money Market Fund.

VALUATION OF               The  Plan  uses  a  unit  system  for  valuing   each
ACCOUNTS                   Investment Fund. Under this system each participant's
                           share in any Investment Fund is represented by units.
                           The unit value is determined as of the close of business each regular business day (daily valuation).
                           The total dollar value of a participant's share in any Investment Fund as of any valuation date is determined by multiplying the number of units to the participant's credit by the unit value of the Fund on that date. The sum of the values of the Funds you select represents the total value of your Plan account.

                           Transaction requests, such as withdrawals, change of investment elections, distributions, that are received by Pentegra Services, Inc. (assuming proper receipt of all pertinent information) will be processed as directed by the Plan Administrator.

                           NOTE: If for some reason (such as shut down of financial markets) the underlying portfolio of any Investment Fund cannot be valued, the valuation date for such Investment Fund shall be the next day on which the underlying portfolios can be valued.

REPORTING TO               As soon as practicable after the end of each calendar
MEMBERS                    quarter you will  receive a personal  statement  from
                           the plan. This statement provides information about your account including its market value in each investment fund. Activity for the quarter is reported by investment fund and contribution type.


                                     VESTING

`Vesting" is the process under which you earn a non-forfeitable right to the units in your account. You are always 100% vested (i.e., you will not give up any units when you terminate employment) in any contributions you make to the Plan.

With respect to any employer contributions credited to your account, the following schedule will dictate when vesting will occur:

                   Years of Employment      Vesting Percentage
                       Less than 3                 0%
                       3 or more                 100%

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Years of employment prior to attaining age 18 shall be disregarded for vesting purposes.

You will also become 100% vested in the employer contributions and earnings thereon credited to your account upon your death, approved disability or attainment of age 65 while employed with this employer.

If you terminate employment with this employer prior to completing 3 years of service, you will forfeit all of the employer contributions and earnings thereon credited to your account. However, if you are reemployed by this employer prior to incurring 5 consecutive 1-year breaks in service, measured from your date of termination, you are eligible to have the amount of the forfeiture and your corresponding vesting service restored to your account.


                      MAKING WITHDRAWALS FROM YOUR ACCOUNT


ACCOUNT                    While Employed
WITHDRAWAL                 You may make a total or partial withdrawal of the
                           vested portion of your account by filing the appropriate form with the Plan Administrator for transmittal to Pentegra Services, Inc. A withdrawal is based on the unit values on the valuation date coinciding with the date that a properly completed withdrawal form is receive and processed by Pentegra
                           Services, Inc. ("Valuation of Accounts" section of this booklet).

                           Under current law, an excise tax of 10% is generally imposed on the taxable portion of withdrawals occurring prior to your attainment of age 59 1/2. There are certain exceptions to the 10% excise tax. For example, the 10% excise tax will not apply to withdrawals made on account of separation from service at or after attainment of age 55, death or disability.

                           In general, employer contributions credited on your behalf will not be available for in-service withdrawal until such employer contributions have been invested in the Plan for at least 24 months (2 years) or you have been a participant in the Plan for at least 60 months (5 years) or the attainment of age 59 1/2.

                           As required by Internal Revenue Service Regulations, a withdrawal of your pre-tax contributions prior to age 59 1/2 or termination of employment can only be made on account of a hardship. In addition, an in-service withdrawal of employer matching and/or supplemental contributions, if any, as well as employee rollover contributions may only be made prior to the attainment of age 59 1/2 or termination of employment on account of hardship. The existence of an immediate and heavy financial need, and the lack of any other available financial resources to meet this need, must be demonstrated for a hardship withdrawal. The following situations will be considered to constitute an immediate and heavy financial need:

                           (1) Medical expenses (other than amounts paid by insurance).
                           (2) The purchase of a principal residence (mortgage payments are excluded).
                           (3) Tuition, Including room and board, for the next 12 months of post-secondary education.

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                           (4    The prevention of the eviction from a principal
                                 residence or foreclosure on the mortgage of a principal residence.

                           Only one in-service withdrawal may be made in any Plan Year.

                           Upon Termination of Employment
                           You may leave your account with the Plan and defer commencement of receipt of your vested balance until April 1 of the calendar year following the calendar year in which you attain age 70 1/2. You may make withdrawals from your account(s) at any time after you terminate employment. You may continue to change the investment instructions with respect to your remaining account balance and make withdrawals as provided above. (See "Investment of Contributions" section of this booklet).

                           You may elect, in lieu of a lump sum payment, to be paid in annual installments with the right to take in a lump sum the vested balance of your account at any time during such payment period. If the actuarial determination of your life expectancy is less than the period you elect, the maximum period over which you can receive annual installments will be the next lower payment period.

                           Upon Disability
                           If you are disabled in accordance with the definition of disability under the Plan, you will be entitled to the same withdrawal rights as if you had terminated your employment.

                           You are disabled under the Plan if you are eligible to receive (i) disability insurance benefits under Title II of the Federal Social Security Act or (ii) disability benefits under any other internal Revenue Service qualified employee benefits plan or long-term disability plan of your employer.

                           Upon Death
                           If you die when you are a participant of the Plan, the value of your entire account will be payable to your beneficiary. This payment will be made in the form of a lump sum, unless the payment would exceed $500, and you had elected prior to your death that the payment be made in annual installments over a period not to exceed 5 years (10 years if your spouse is your beneficiary). If such an election is not in effect at the time of your death, your beneficiary may elect to receive the benefit in the form of annual installments over a period not to exceed 5 years (10 years if your spouse is your beneficiary) or make withdrawals as often as once per year, except that any balance remaining must be withdrawn by the 5th anniversary (10th anniversary if your spouse is your beneficiary) of your death.

                           If you are married, your spouse will be your beneficiary unless your spouse consents in writing to the designation of a different beneficiary.

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                           BORROWING FROM YOUR ACCOUNT


    LOANS You may borrow from the vested portion of your account. You may borrow any amount between $1,000 and $50,000 (reduced by your highest outstanding loan balance(s) from the Plan during the preceding 12 months). In no event may you borrow more than 50% of the vested balance of your account.

                           The amount of your loan will be deducted on the valuation date (see "Valuation of Accounts" section of this booklet) coinciding with the date that Pentegra Services, Inc. receives and processes your properly executed Loan Application, Promissory Note and Disclosure Statement and Truth-in-Lending Statement. On request, the Plan Administrator will I provide you with the application form. The loan will not affect your right to continue making contributions or to receive the corresponding employer contributions.

                           The rate of interest for the term of the loan will be established as of the loan date, and shall be a reasonable rate of interest generally comparable to the rates of interest then in effect at a major banking institution (e.g., the Barron's Prime Rate (base rate) plus 1%).

                           Repayments are made through payroll deductions and will be transmitted along with the Employer's contribution reports. The repayment period is between 1 and 15 years for loans used exclusively for the purchase of a primary residence or 1 and 5 years for all other loans, at your option. After 3 monthly payments have been made, you may repay the outstanding balance of the loan (subject to the terms of your loan documents). If a loan includes any employee pre-tax amounts, you will not be permitted to default on the loan repayment while employed. Your employer is required to withhold the loan repayments from your salary.

                           As you repay the loan, the principal portion, together with the interest, will be credited to your account. In this way, you will be paying interest to yourself. A $50.00 origination fee and a $40.00 annual administrative fee will be subtracted from your account. The origination fee, plus the first year's administrative fee will be deducted proportionately from your account at the time of origination. Subsequent annual administrative fees will be deducted from your account each year on or about the anniversary date of the loan origination.

                           In the event that you leave employment or die before repaying the loan, the outstanding balance will be due and, if not paid by the end of the calendar quarter following the calendar quarter in which you terminate employment or die, will be deemed a distribution and subject to the applicable tax treatment. However, you may elect upon termination of employment to continue to repay the loan on a monthly basis directly to Pentegra Services, Inc.

                                PLAN LIMITATIONS


PLAN                       Internal Revenue Service ("IRS")  requirements impose
LIMITATIONS                certain  limitations  on the amount of  contributions
                           that may be made to this and other  qualified  plans.
                           In  general,  the  annual  "contributions"  made to a
                           defined  contribution  plan  such  as this  Plan,  in
                           respect of any  member,  may not exceed the lesser of
                           25% of the member's  total  compensation  or $35,000.
                           (This amount may be subject to periodic adjustment by
                           the  IRS at  some  time  in  the  future).  For  this
                           purpose,     "contributions"     include     employer
                           contributions, member 401(k) contributions and member
                           after-tax    contributions.    The   annual    member
                           contributions  allocated to a member's 401(k) account
                           may not  exceed  the  lesser  of 25% of the  member's
                           total    compensation    or   $7,000   (indexed   for
                           cost-of-living   adjustments,  if  any  --$10,500  in
                           2001).   Further,   if  your   employer  has  another
                           tax-qualified  plan  in  effect,   these  limits  are
                           subject to additional restrictions.

                           Each member and beneficiary assumes the risk in connection with any decrease in the market value of his account. The benefit to which you may be entitled upon your withdrawal of account cannot be determined in advance.

                           As a defined contribution plan, the Plan is not covered by the plan termination insurance provisions of Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA"). Therefore, your benefits are not insured by the Pension Benefit Guaranty Corporation in the event of a plan termination.

                           Except as may otherwise be required by applicable law or pursuant to the terms of a Qualified Domestic Relations Order, amounts payable by the Plan generally may not be assigned, and if any person entitled to a payment attempts to assign it, his interest in the amount payable may be terminated and held for the benefit of that person or his dependents.

                           If Pentegra Services, Inc. cannot locate any person entitled to a payment from the Plan and if 5 years have elapsed from the due date of such payment, the Plan Administrator may cancel all payments due him to the extent permitted by law.

                           Membership in the Plan does not give you the right to continued employment with your employer or affect your employer's right to terminate your employment.

                           The Plan's qualified status is subject to IRS approval and any requirements the IRS may impose.

                           The employer may terminate the Plan at any time. If the Plan is terminated, there will be no further contributions to the Plan for your account.

TOP HEAVY                  A "top  heavy"  plan is a plan under  which more than
INFORMATION                60% of the accrued benefits  (account values) are for
                           key  employees.   Key  employees   generally  include
                           officers and  shareholders  earning more than $45,000
                           (indexed for cost-of-living adjustments; $70,000 in 2001) per year. if your employer's plan is top heavy for a particular plan year, you may be entitled to a minimum employer contribution equal to the lesser of 3% of your Plan Salary or the greatest percentage contributed by the employer for any key employee.
                           This minimum contribution would be offset by the regular contribution made by your employer (See "Plan
                           Contributions" section of this booklet).

                           In order to receive the minimum contribution for any plan year, you must be employed on the last day of the plan year. if your employer also provides a defined benefit or another defined contribution plan, your minimum benefit may be provided under such plan.

DISPUTED                   If you disagree  with respect to any benefit to which
CLAIMS                     you feel you are entitled,  you should make a written
PROCEDURE                  claim to the Plan  Administrator of the Plan. If your
                           claim is denied, you will receive written notice explaining the reason for the denial within 90 days after the claim is filed.

                           The Plan Administrator's decision shall be final unless you appeal such decision in writing to the Plan Administrator of the Plan, within 60 days after receiving the notice of denial. The written appeal should contain all information you wish to be considered. The Plan Administrator will review the claim within 60 days after the appeal is made. Its decision shall be in writing, shall include the reason for such decision and shall be final.

QUALIFIED                  A QDRO is a judgment,  decree or order which has been
DOMESTIC                   determined by the Plan  Administrator,  in accordance
RELATIONS                  with the procedures  established under the provisions
ORDERS                     of the Plan,  to constitute a QDRO under the Internal
("QDROS")                  Revenue  Code.  To obtain  copies of the Plan's  QDRO
                           Procedures,  free of charge,  please contact the Plan
                           Administrator.    (Please    refer   to   the   "Plan
                           information" section of this booklet to obtain the Plan Administrator's address and phone number).


                                 MEMBERS RIGHTS


STATEMENT OF               As a member of the plan,  you are entitled to certain
MEMBER'S                   rights and protection under ERISA which provides that
RIGHTS                     all members shall be entitled to:



                           o Examine, without charge, at the Plan Administrator's office or at other specified locations, all plan documents, and copies of all documents filed by the Plan Administrator with the U. S. Department of Labor such as detailed annual reports and plan descriptions.

                           o Obtain copies of all plan documents and other plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies.

                           o Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each member with a copy of such summary.

                           In  addition  to  creating  rights for Plan  members,
                           ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate


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

                           your Plan, called "fiduciaries", have a duty to do so prudently and in the interest of you and other plan members and beneficiaries. No one may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA. If your claim for a benefit is denied in whole or in part, you will receive a written explanation of the reason for the denial. As already explained, you also have the right to have your claim reconsidered.

                           Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan Administrator and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive them, unless such materials were not sent for reasons beyond the Administrator's control. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court.

                           If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay such costs and fees (for example, if it finds your claim is frivolous).

                           If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or your rights under ERISA, you should contact the nearest Area Office of the U.S. LaborManagement Services Administration, Department of Labor.

                           This Statement of ERISA Rights is required by federal law and regulation.



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


                                PLAN INFORMATION



Plan Name:                 Gaston  Federal  Bank  Employees'  Savings  &  Profit
                           Sharing Plan and Trust

Plan Administrator:
                           Administrative Committee for the Gaston Federal Bank Employees' Savings & Profit Sharing Plan and Trust Gaston Federal Bank
                           245 West Main Avenue / P.O. Box 2249
                           Gastonia, North Carolina 28053-2249

                           Phone No: (704) 868-5200

                           Employer Identification Number. 56-0233080

                           Plan Number: 002

                           Plan Year End: December 31

Trustee:
                           The Bank of New York
                           1 Wall Street
                           New York, NY 10286
                           Phone: (212) 635-8115

Agent for Service of
Legal Process:             Gaston Federal Bank

Administrative Services:   Record-keeping services are provided by:

                           Pentegra Services, Inc.
                           108 Corporate Park Drive
                           White Plains, New York 10604

                           Phone No.: (914) 694-1300    FAX No.: (914) 694-6429
                                      (800) 872-3473




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